                       FULLY DISCLOSED CLEARING AGREEMENT




        This Fully Disclosed Clearing Agreement (the "Agreement") is executed and entered into by and between Southwest Securities, Inc. ("Southwest"), a Delaware corporation, and All-Tech Investment Group, Inc. ("Correspondent"), New York corporation.

        WHEREAS, Correspondent is in the process of registering or is registered with the Securities Exchange Commission ("SEC") as a broker-dealer of securities in accordance with Section 15(b) of the Securities and Exchange Act of 1934 (the "Act") and is applying for membership or is a member of the National Association of Securities Dealers, Inc. ("NASD"), and desires to enter into an agreement with Southwest for Southwest to clear and maintain customer accounts on behalf of Correspondent; and

        WHEREAS, Southwest meets all requirements of the SEC to function as a clearing broker or dealer, and desires to enter into an agreement to clear and maintain cash, margin or other accounts ("Accounts") for Correspondent or customers of Correspondent ("Customers"), (such Accounts of Correspondent and Customers being hereinafter referred to as "Correspondent Accounts" and "Customer Accounts," respectively).

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, and of guarantee of this Agreement by any guarantor(s), and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.      REPRESENTATIONS AND WARRANTIES; AGENCY RELATIONSHIP

(a) Representations and Warranties of Correspondent. Correspondent represents and warrants to Southwest that:

        (i) Correspondent is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and authorized to conduct business in each state where such authorization is required.

        (ii) Correspondent has all the requisite authority in conformity with all applicable laws and regulations to enter into this Agreement and to retain the services of Southwest in accordance with the terms hereof.

        (iii) Correspondent shall not conduct any securities business in accordance with the terms of this Agreement unless or until it is accepted as a member in good standing of the NASD, its registration with the SEC is effective, and it is duly licensed in accordance with the provisions of any applicable state securities laws.

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        (iv)    Correspondent shall not conduct any business in securities unless it has all requisite authority, whether arising under applicable federal or state laws, rules and regulations, or under the bylaws and rules of any securities exchange or securities association to which Correspondent is subject.

        (v) Correspondent has no arrangement with any other firm for the provision by such other firm of clearing services for any Customer Accounts or Correspondent Accounts, or if any such arrangement exists Correspondent has fully disclosed the nature of such arrangement to Southwest in writing.

(b) Representations and Warranties of Southwest. Southwest represents and warrants to Correspondent that:

        (i) Southwest is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and authorized to do business in each state where such authorization is required.

        (ii) Southwest is registered as a broker-dealer with the SEC and is in compliance with the rules and regulations thereof.

        (iii) Southwest is a member corporation in good standing of the NASD and is in compliance with the rules and regulations thereof.

        (iv) Southwest is in compliance with the rules and regulations of each national securities exchange of which it is a member.


2.      CUSTOMER AND CORRESPONDENT ACCOUNTS

Responsibility for compliance with the provisions of the NASD Rules of Fair Practice regarding opening, approving and monitoring Customer Accounts shall be allocated between Southwest and Correspondent as set forth in this Section 2.

(a) Account Documentation. Correspondent will be responsible for obtaining and verifying all required information and the identity of each potential Customer. Correspondent will be responsible for obtaining and furnishing to Southwest all customary and necessary documents related to Customer Accounts and Correspondent Accounts, and such other documentation as Southwest may reasonably require from time to time, all in such form as shall be reasonably acceptable to Southwest. Correspondent also will be responsible for the transmissions of all required documents to Southwest on a timely basis, but in any event within seven (7) days after a request to open an account is made to Southwest. Correspondent acknowledges its obligations to retain all documents in an easily accessible place in accordance with any applicable rules and regulations of regulatory or self-regulatory agencies or bodies, and Correspondent agrees to provide original documents by overnight delivery or a legible copy by facsimile transmission of such documents within twenty-four (24) hours of a request from Southwest. Correspondent will be responsible for complying with the requirement of SEC Rule 15c2-5, if applicable.

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(b)     Knowledge of Customer and Customer's Investment Objectives.
        Correspondent will be responsible for learning and documenting all the facts relative to every Customer necessary to insure compliance by Correspondent with applicable rules and regulations, including the information and instructions submitted to Southwest pursuant to Section 2(a), any additional facts relative to the Customer's investment objectives, and to the nature of every Customer Account, every order and every person holding power of attorney over any Customer Account. Correspondent shall be solely responsible for any issues regarding the suitability of any investments for its Customers.

(c) Acceptance of Accounts. An authorized officer of Correspondent shall accept and approve each Customer and Customer Account. Each Customer and Customer Account approved by Correspondent and opened with Southwest shall be subject to Southwest's acceptance. Southwest reserves the right to withhold acceptance of, or to reject, for any reason, any Customer, Customer Account, Correspondent Account or any transaction for any Account and to terminate any Account previously accepted by Southwest. Acceptance of each Account shall be conditioned upon Southwest's receipt of all required completed forms as required by Section 2(a). Correspondent shall not submit such forms with respect to any Customer Account unless Correspondent has in its possession the documentation of all information required pursuant to Section 2(b). Southwest shall be under, no obligation to accept any Account as to which any documentation required to be submitted to Southwest or maintained by Correspondent pursuant to Sections 2(a) and (b) is incomplete. Prior to acceptance of any Account, no action taken by Southwest or any of its employees, including, without being limited to, clearing a trade in any Account, shall be deemed to be or shall constitute acceptance of such Account.

(d) Supervision of Transactions and Accounts. Correspondent will be responsible for the review and supervision of, and the suitability of, investments made by each and every one of its Customers and for the supervision and monitoring of all discretionary Accounts maintained by Correspondent, and Southwest shall have no responsibility for such. An authorized officer of Correspondent shall approve each transaction in each Customer Account accepted by Southwest. Correspondent shall be responsible for insuring that all transactions in and activities related to all Accounts opened by it with Southwest, including discretionary Accounts, will be in compliance with all applicable laws, rules and regulations of the United States, the states thereof, and regulatory and self-regulatory agencies and bodies, including any laws relating to Correspondent's fiduciary responsibilities to Customers, either under the Employee Retirement Income Security Act of 1974 or otherwise; and in this connection, Correspondent shall diligently supervise the activities of its officers, employees and representatives with respect to such Accounts. Southwest will perform clearing services provided for in this Agreement for Accounts accepted by it in accordance with the terms of this Agreement, as it may be amended from time to time, and otherwise in accordance with its reasonable business judgment. To the extent, if any, that Southwest accepts from Correspondent orders for execution in

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        accordance with Section 7(a). Correspondent shall be responsible for informing Southwest of the location of the securities that are the subject of the order so that Southwest may comply with the provisions of 3110 of the NASD Conduct Rules.

(e) Accounts of Associated Persons. In each case in which a Customer is an employee or otherwise associated with an NASD member, Correspondent shall be responsible for notifying such member in accordance with the provisions of Article III, Section 28 of the NASD Rules of Fair Practice.

(f) Account Responsibility for Certain Purposes. Notwithstanding anything herein to the contrary, for purposes of the Securities Investment Protection Act of 1970 and the financial responsibility rules of the Securities and Exchange Commission only, the Customer Accounts are the responsibility of Southwest. Nothing in this Section 2(f) will otherwise change or affect the provisions of this Agreement or any information provided to Customers (including the Customer Information Brochure provided to Correspondent by Southwest), which provide that each Customer remains a Customer of Correspondent for all other purposes, including but not limited to sales practices, supervision, suitability, etc, Further, it is understood that Correspondent is not Southwest's agent for sales purposes and neither Correspondent nor any of its employees or agents can bind Southwest or make representations on Southwest's behalf to any Customers regarding any transaction cleared by Southwest on Correspondent's behalf.

3.      EXTENSION OF CREDIT

        Responsibility for compliance with the provisions of Regulation T issued by the Board of Governors of the Federal Reserve System pursuant to the Securities Exchange Act of 1934 ("Regulation T") and all other applicable rules, regulations and requirements of any exchange or regulatory agency affecting the extension of credit shall be allocated between Southwest and Correspondent as set forth in this Section 3.

(a) Margin Agreements. At the time of opening of each margin account, Correspondent will furnish Southwest with a Southwest Margin and Short Account Customer Agreement, executed by Customer, on the form furnished to Correspondent by Southwest.

(b) Margin and Margin Maintenance. Correspondent is responsible for assuring Customer's payment of Customer's initial margin requirements and of all amounts necessary to meet subsequent maintenance calls in each Customer Account, to insure compliance with Regulation T and the house rules of Southwest. Correspondent is responsible for the payment of initial margin requirements and of all amounts necessary to meet subsequent margin calls in each Correspondent Account.

        Southwest shall have the unlimited right to buy in or sell out positions in Accounts whenever Southwest in its sole discretion deems such action appropriate, and without regard to whether, if the Account is a Margin Account, any such Account is then in compliance with applicable margin maintenance requirement or has requested an extension of time for any Account to make any payment required by Regulation T. Correspondent acknowledges that Southwest has the right to demand payment on any debit balance and that Correspondent is responsible to Southwest for any unsecured debit balance resulting from any failure of a Customer to make any such payments upon demand.

(c) Margin Requirements. Southwest will be responsible for setting minimum margin requirements and advising Correspondent when calls are issued. Southwest may change the margin requirements applicable to any Account or class of accounts, as described in its house rules; Correspondent shall be responsible for advising its Customer of the changed requirements and for the payment by Customer of any additional margin necessary to insure compliance with such increased requirements. Correspondent may establish for any of its Customer Accounts higher minimum margin requirements than those requirements established by Southwest; however Southwest will not be responsible for monitoring the higher minimum on behalf of Correspondent, unless the higher standard is one that can be accommodated by the Southwest computer system.

(d) Extensions. Correspondent will be responsible for advising Southwest to obtain extensions under appropriate federal regulations. Only Southwest shall perform the clerical function of obtaining requested extensions from the applicable regulatory authorities.

(e) Losses. In addition to, and not in limitation of, Correspondent's agreement to indemnify Southwest pursuant to the provisions of Section 10, Correspondent indemnifies and holds harmless Southwest from and against any and all loss, cost, expense and liability (including legal and accounting fees and expenses) sustained by Southwest arising out of any of the following events:

        any failure by any Customer to comply with the terms of its Customer Margin and Short Account Agreement with Southwest;

        Southwest's re-booking of margin transactions as cash transactions;

        Southwest's broker's execution of a transaction for the account of a Customer;

        the failure of Correspondent or any Customer, in a margin transaction, to comply with Regulation T;

        the failure of Correspondent to satisfy its obligations under this
        Section 3; or

        in a cash transaction, the failure of delivery of securities sold or failure of payment for securities purchased in accordance with the provisions of Regulation T; the return to Southwest unpaid of any check given to Southwest by Correspondent or any Customer; or the payment for and/or delivery of all "when issued" transactions which Southwest may accept or execute for the Accounts.

4.      MAINTENANCE OF BOOKS AND RECORDS

(a) Southwest's Books and Records. Southwest will maintain stock records and other records on a basis consistent with generally accepted practices in the securities industry and will maintain copies of such records as are produced by Southwest, in accordance with all applicable rules and regulations of regulatory and self-regulatory agencies and bodies, including the NASD and SEC guidelines for record retention in effect from time to time. In connection with Customer Accounts, Southwest will maintain and preserve such books and records pertaining thereto, pursuant to the requirements of SEC Rule 17a-3, as are customarily made and kept by Southwest.

(b)     Correspondent's Books and Records. Notwithstanding the provisions of
        Section 4(a), Correspondent shall maintain ledgers (or other records) reflecting all assets and liabilities, income and expenses and capital accounts; monies borrowed and monies loaned (together with a record of the collateral therefor and any substitution in such collateral); a record of the computation of aggregate indebtedness and net capital pursuant to SEC Rule 15c3-1; and personnel files including applications for employment executed by each "associated person". Correspondent also shall maintain a memorandum of each brokerage order, and of any other instruction, given or received for the purchase or sale of securities, whether executed or unexecuted. Such memorandum shall show the terms and conditions of the order or instructions and of any modification or cancellation thereof, the account for which entered, the time of entry, the price at which executed and, to the extent feasible, the time of execution or cancellation.

(c) Books and Records of Both Parties. Southwest and Correspondent shall each be responsible for preparing and filing the reports required by the regulatory and self-regulatory agencies and bodies that have jurisdiction over each, and Southwest and Correspondent will each provide the other with such information, if any, which is in the control of one party but is required by the other to prepare any such report.

5.      RECEIPT, DELIVERY AND SAFEGUARDING OF FUNDS AND SECURITIES

(a) Receipt and Delivery in the Ordinary Course of Business. As between Southwest and Correspondent, the party having possession of Customer funds or securities shall be responsible for safeguarding such funds and securities. Correspondent shall promptly transmit securities and/or funds to Southwest when securities and/or funds are to be delivered to Southwest. However, Southwest will not be responsible for any funds or securities delivered by a Customer or Correspondent, its agents or employees, until such funds or securities are physically delivered to Southwest's premises and accepted by an authorized representative of Southwest or deposited in bank accounts maintained in Southwest's name. Correspondent shall be responsible for the prompt payment to Southwest for securities purchased and prompt delivery of securities sold in Customer

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


        Accounts. Correspondent shall be responsible for the authenticity of all certificates and delivery of certificates in good form by Customers to Southwest.

        With respect to all payments made or to be made to Southwest, by or for a Customer of Correspondent, Correspondent shall immediately forward all such funds to Southwest, either by U. S. Mail or mutually acceptable courier service or by deposit to local depositary bank, and an officer of Correspondent shall verify and warrant that said funds are credited to the proper Southwest Customer Account, and further shall notify Southwest to enter on Southwest's books and records said deposit of Customer funds.

        With respect to any securities certificates delivered to Southwest for a Customer of Correspondent, an officer of Correspondent shall verify and warrant (i) that any securities not bearing a restricted legend are fully paid for and freely tradable; (ii) that Correspondent has no reason to suspect any defect or irregularity with respect to any securities and any endorsements thereon; (iii) that the securities are free of any liens and adverse claims, (iv) that the party transferring the securities has legal title to them or the authority to effect the proposed transfer; and (v) that the regulatory requirements restricting the sale or transfer of securities that bear a restrictive legend (pursuant to SEC Rules 144 or 145 or otherwise) have been satisfied or will be satisfied within the appropriate time frames.

        Correspondent acknowledges that it is solely responsible for satisfying any loss or shortfall of a Customer Account, or for any other event which causes the assets in a Customer Account to be insufficient in amount or otherwise unavailable to timely meet the obligations of Customer to Southwest.

(b) Custody Services. Whenever Southwest has been instructed to act as custodian of the securities in any Correspondent or Customer Account, or to hold such securities in "safekeeping," Southwest may hold the securities in the Customer's name or may cause such securities to be registered in the name of Southwest or its nominee or in the names of nominees of any depository used by Southwest. Southwest will perform the services required in connection with acting as custodian for securities in Correspondent and Customer accounts, such as (i) collection and payment of dividends; (ii) transmittal and handling (through Correspondent) of tenders or exchanges pursuant to tender offers and exchange offers; (iii) transmittal of proxy materials and other shareholder communications; and (iv) handling of exercises or expirations of rights and warrants, and of redemptions of securities.

(c) Receipt and Delivery Pursuant to Special Instruction. Upon instruction from Correspondent and/or a Customer, Southwest will make such transfers of securities or Accounts as may be requested. Correspondent shall be responsible for determining if any securities held in Correspondent or Customer Accounts are "restricted securities" or "control stock" as defined by the rules of the SEC and that orders executed for such securities are in compliance with the applicable laws, rules and regulations.

(d) Draft-Issuing Authority. At its discretion Southwest may authorize certain of Correspondent's employees to sign drafts, with Correspondent as the drawer, payable to Correspondent's Customers in amounts and pursuant to conditions as may be determined by Southwest from time to time. Correspondent agrees that it will not request Southwest to authorize someone to sign drafts who is not an employee of Correspondent. With respect to any drafts so issued by Correspondent, an officer of Correspondent shall verify and warrant before causing the draft to be issued (i) that the funds to be transmitted are due payee and that payee has the authority to receive those funds; (ii) that the funds are free of any liens or adverse claims at the time of payment, and are not expected to become subject to any such liens or claims within the foreseeable future; and (iii) that the funds are not needed at the time of payment to satisfy margin or other collateral requirements of the Customer.

        Correspondent agrees to fully indemnify Southwest from the negligence, fraud or mistakes of Correspondent, Correspondent's employees, independent agents and contractors and Customers in connection with any draft issuing authority granted hereunder. Southwest may in its discretion require Correspondent to post a performance bond in such amount and with such deductible as Southwest may determine in order to protect Southwest against any such losses. Furthermore, Correspondent authorizes Southwest to charge any Correspondent Account or other assets of Correspondent held by Southwest with the amount of any such losses.

        Notwithstanding Section 5(a), Southwest will not be responsible for the safeguarding of funds withdrawn by Correspondent or Correspondent's employees pursuant to such draft issuing authority. Southwest may withdraw this draft issuing privilege without notice at any time during the term of this Agreement. Notwithstanding anything herein to the contrary, Southwest may at any time, at its sole discretion, despite any prior authorization, refuse payment on any draft for which Correspondent is drawer and Southwest is drawee.


6.      CONFIRMATIONS AND STATEMENTS

(a) Preparation and Transmissions. Southwest will prepare and send to Customers monthly statements of account (or quarterly statements if no activity occurs in an account during the calendar quarter covered by such statement), which statements shall meet Southwest's requirements as to format and quality and will indicate that Correspondent introduced the Account. Unless otherwise agreed, Southwest will be responsible for preparing and transmitting confirmations; provided, however, that Correspondent may elect to prepare and transmit confirmations, subject to prior approval by Southwest and compliance by Correspondent with the provisions of 2230 NASD Conduct Rules. Correspondent shall not generate and/or prepare any statements, billings or confirmations respecting any Account except as provided in this Agreement or pursuant to an agreement executed between Southwest and Correspondent that authorizes Correspondent to print and mail statements to Accounts on behalf of Southwest. If such an agreement has been executed, Correspondent covenants that it shall comply with all requirements for


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        statements imposed upon Southwest of which Correspondent has notice or has been advised of by Southwest under all applicable laws, rules and regulations, including, but not limited to, the SEC, NASD, Federal Reserve Board and all other regulatory and self-regulatory agencies and bodies. Correspondent further covenants that it shall not modify or amend the agreed upon statement form provided without the prior written consent of Southwest.

(b) Examination and Notification of Errors. Correspondent shall examine promptly all monthly statements of account, monthly statements of clearing services and other reports provided to Correspondent by Southwest. Correspondent shall notify Southwest of any error claimed by Correspondent in any Account in connection with (i) any transaction prior to the settlement date of such transaction, (ii) information appearing on daily reports within seven (7) calendar days of such report, and (iii) information appearing on monthly statements or reports within thirty (30) calendar days of Correspondent's receipt of any monthly statement or report. Any notice of error shall be accompanied by such documentation as may be necessary to substantiate Correspondent's claim. Correspondent shall provide promptly upon Southwest's request any additional documentation which Southwest reasonably believes is necessary or desirable to determine and correct any such error.


7.      ACCEPTANCE OF ORDERS, EXECUTION OF TRANSACTIONS, OTHER SERVICES

(a) Customers' Orders. Orders received by Correspondent can be executed by Correspondent or forwarded to Southwest for execution. The party executing the order shall be responsible for errors in execution. Acceptance of orders from Customers shall be the responsibility of Correspondent, and Correspondent shall be responsible for the authenticity of all orders. Correspondent shall promptly transmit all orders to Southwest, and Southwest shall have no responsibility for orders not promptly transmitted. Correspondent shall advise each of its Customers that its relationship with Southwest is solely that of an introducing broker to a clearing broker and that, except as set forth in
        Section 2(f) above, Correspondent bears all responsibility for the Customer's Account. Southwest reserves the right to reject any Customer order transmitted to Southwest for execution or any order executed by Correspondent and reported to Southwest for clearance. Correspondent assumes the risk of failure by any dealer with which Correspondent executes an order in the event such dealer fails to perform, and will reimburse Southwest for any loss and/or costs incurred by it in the transaction.

(b) Transaction Clearing. During the term of this Agreement, Southwest will clear transactions on a fully disclosed basis for Accounts of Correspondent and the Customers that Correspondent introduces and Southwest accepts as provided in Section 2-(c); provided that Southwest reserves the right not to clear any particular transactions for Correspondent or Correspondent's Customers.



                                        9

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(c)     Other Services. Southwest will perform such other services, upon such terms and at such prices, as Southwest and Correspondent shall agree from time to time.


8.      FEES AND SETTLEMENTS FOR SECURITIES TRANSACTIONS

(a)     Commissions; Fees for Clearing Services

        (i) Correspondent has provided to Southwest its basic commission schedule and Southwest will charge each Customer the commission shown on such schedule or which Correspondent otherwise directs Southwest to charge on each transaction. Correspondent's basic commission schedule may be amended from time to time by written instructions to Southwest from Correspondent; provided, however, that Southwest shall be required to implement such changes only to the extent they are within the usual capabilities of Southwest's data processing and operations systems and only over such reasonable time as Southwest may deem necessary or desirable to avoid disruption of Southwest's normal operational capabilities. Southwest may charge Correspondent for changes in the basic commission schedule. Correspondent's basic commission schedule shall be within the format of Southwest's computer system.

        (ii) Southwest will charge Correspondent for clearing services according to the fee schedule set forth in Schedule A attached hereto and, if applicable, Schedule B.

        (iii) Southwest may charge Correspondent expenses incurred by Southwest on behalf of Correspondent pursuant to this Agreement. Expenses incurred by Southwest on behalf of Correspondent that may be deducted from any payments due to Correspondent from Southwest include, but are not limited to, overlay of forms, system equipment expenses, special programming, changes to commissions schedules and financial report information related thereto, installation of data communication lines and brokerage related credit inquiries, legal transfers, Regulation T extensions, Mailgrams (buy-in or sellout), microfiche of records, insurance protection for Accounts in excess of the amounts provided by the Security Investors Protection Corporation, third party vendor fees and costs incurred in failure of Correspondent or Customers to provide correct social security or tax identification numbers.

(b) Settlements. Southwest will collect commissions from Customers on behalf of Correspondent and through Correspondent. As soon as practicable after the end of each month, Southwest will forward to the Correspondent a statement showing the amount of commission and other amounts collected by Southwest on Correspondent's behalf, and all amounts due to Southwest from Correspondent (including, without being limited to, clearing charges, other charges, other fees and each Customer's unsecured debit items, however arising), together with the amount by which the total owed Correspondent exceeds the total owed Southwest. If such statement indicates that Correspondent owes monies to Southwest, Correspondent shall promptly pay Southwest the amount by which the total owed Southwest exceeds the total owed Correspondent. If Correspondent fails to make such payment within the time period indicated on such statement, or in any event within thirty
        (30) calendar days, Southwest shall have the right to charge any other Account maintained by Southwest for Correspondent or any other assets of Correspondent held by Southwest (including the deposit required pursuant to Section 9 and positions and balances in Correspondent Accounts) for the net amount due Southwest. Any failure by Southwest to charge any Account or assets of Correspondent held by Southwest shall not act as a waiver of Southwest's right to demand payment of, or to charge Correspondent's Accounts for, the full amount due at any time.


9.      DEPOSIT

(a) Required Clearing Deposit. Contemporaneously with the signing of this Agreement, Correspondent will deliver cash to Southwest, as specified in Schedule A attached, for deposit in an account maintained by Southwest. If at any subsequent time Southwest, in its sole discretion, requires an additional deposit, Correspondent will deposit additional cash in an amount specified by Southwest. Any failure by Southwest to demand compliance with the requirement that Correspondent deposit additional amounts shall not act as a waiver of Southwest's right to demand compliance with such requirements at any time. If the deposit is not adequately funded as required by Southwest, Southwest may, in addition to all other rights under this Agreement, transfer cash or securities of Correspondent held by Southwest to the deposit account. Southwest shall be entitled to set-off against any deposit in addition to any and all other rights or remedies Southwest may have under this Agreement or otherwise.

(b) Return of Required Clearing Deposit. When this Agreement has been terminated in accordance with the provisions hereof, and Southwest has received payment in full of any and all amounts owing to Southwest hereunder and Correspondent has satisfied each and every of Correspondent's outstanding obligations to Southwest hereunder, Southwest shall return the required clearing deposit to Correspondent within thirty (30) calendar days of the date on which all of said payments have been received and obligations satisfied. These obligations include, but are not limited to, any open and unsettled litigation matters between Correspondent or Customers and Southwest, any unresolved unsecured Correspondent Account or Customer Account debit balances, any open fails as a result of trades executed on behalf of Correspondent Accounts or Customer Accounts, and any failures to transfer to another broker any Customer Accounts introduced by Correspondent.


10.     INDEMNIFICATION

(a) Indemnity. Correspondent agrees to indemnify and hold harmless Southwest, each person who controls Southwest within the meaning of the Securities Exchange Act of


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
        1934 and any directors, officers, employees, agents and attorneys of Southwest ("Southwest Indemnified Persons") for and against all claims, demands, proceedings, suits and actions and all liabilities, losses, expenses and costs (including any legal and accounting fees and expenses) relating to Southwest's defense of any failure, for any reason, fraudulent or otherwise, by Correspondent, Correspondent's employees, independent agents or contractors, or Customers to comply with any obligation under this Agreement or any other agreement executed and delivered to Southwest in connection with Southwest's performance of services hereunder and any act or failure to act by Southwest Indemnified Persons, except any act or failure to act which is the result of gross negligence or willful misconduct on the part of any such Southwest Indemnified Person. Without limiting the generality of the foregoing, such failure is explicitly intended by the parties to include failure resulting from (i) suspension of trading or bankruptcy or insolvency of any company, securities of which are held in Customer's Accounts; (ii) failure by any Customer to maintain adequate margin; or
        (iii) breach of any obligation existing between Correspondent and a customer of Correspondent or any law, rule or regulation of the United States, a state or territory thereof, or any regulatory or self-regulatory agency or body, applicable to any transaction contemplated by this Agreement.

        Southwest shall indemnify and hold Correspondent harmless against any losses, claims, damages, liabilities or expenses including without limitation those asserted by Customers (which shall include, but not be limited to, all costs of defense and investigation and all attorney's fees) to which Correspondent may become subject, insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon the gross negligence or willful misconduct of Southwest or its employees in providing the services contemplated hereunder.

        Promptly after receipt by any indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof, but the emission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section.

        In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, to assume the defense thereof, subject to the provisions herein stated, with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to the indemnified party under this Section for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel satisfactory to the indemnified party.

(b) Security Interest and Authorization to Charge. Correspondent grants to Southwest a first lien and security interest in any Correspondent Account maintained by Southwest and any other assets of Correspondent now or hereafter held by Southwest and authorizes Southwest to discharge such lien by charging such Account and assets with all amounts owing to Southwest including, but not limited to, (i) any cost or expense resulting from failures to deliver or failures to receive, (ii) any losses resulting from unsecured debit balances in any Customer or Correspondent Account, (iii) any losses resulting from the failure by a Customer or Correspondent to promptly satisfy upon demand by Southwest any indebtedness of Customer or Correspondent to Southwest, including but not limited to any debit balances in any Customer Account or Correspondent Account and (iv) any amounts to which Southwest is otherwise entitled pursuant to the provisions of Section 10(a). Southwest shall have discretion to liquidate or sell any securities without notice to Correspondent, and to determine which securities to sell. Such charge may be made against Correspondent Accounts or assets at any time and in such amount as Southwest deems appropriate. No delay in charging any Correspondent Account or asset shall operate as a waiver of Southwest's right to do so at any time as and when Southwest deems appropriate. Southwest shall have the unlimited right to set-off any indebtedness or other obligations of Correspondent under this Agreement or otherwise (absolute or contingent, matured or unmatured) against any obligations of Southwest to Correspondent, including from the required clearing deposit (as described in Section 9) and/or, any other money, securities, or other property of Correspondent in Southwest's possession.

(c) Reserves. In connection with any claim that does or could give rise to a claim for indemnification under this Section for Southwest or a Southwest Indemnified Person, Southwest may, in its discretion, in addition to any and all other rights and remedies under this Agreement, reserve and retain any money, securities or other property of Correspondent pending a determination of such claim. The money, securities or other property of Correspondent set aside in such a reserve shall be subject to Southwest's standard lien and security interest described in Section 10(b) above.


11.     UNDERTAKINGS OF CORRESPONDENT

(a) Financial Statements and Other Reports. Correspondent will furnish to Southwest promptly upon request copies of Correspondent's balance sheet and statement of earnings for the current fiscal year and for each of Correspondent's previous fiscal years. Each such balance sheet and statement of earnings shall be certified by independent public accountants. Correspondent also shall furnish to Southwest promptly upon request copies of Correspondent's monthly and quarterly Focus filing, and the results and/or reports of all exams from self-regulatory bodies, federal or state securities agencies.

(b) Exclusive Agreement. It is intended by the parties that Southwest will be the exclusive provider of clearing services to Correspondent and its Customers during the term of this Agreement. Correspondent will not, without the express written consent of Southwest, retain any other broker or other entity to provide clearing services during the term of this Agreement.

(c) Disciplinary Action. In the event that Correspondent or any employee of Correspondent shall become subject to any disciplinary action, including but not limited to expulsion, suspension or restriction by any regulatory or self-regulatory agency or body having jurisdiction over Correspondent and Correspondent's securities business, Correspondent will notify Southwest immediately and Correspondent authorizes Southwest to take such steps as may be necessary for Southwest to maintain compliance with the rules and regulations to which Southwest is subject. Correspondent further authorizes Southwest, in any event, to comply with directives or demands made upon Southwest by any regulatory or self-regulatory agency or body relative to Correspondent and Customers. In connection with such directives or demands, Southwest may seek advice or legal counsel and Correspondent will reimburse Southwest for reasonable fees and expenses of such counsel. Correspondent shall, during the term of this Agreement, notify Southwest if Correspondent fails to remain in compliance with the net capital and financial reporting and record keeping requirements of the SEC, any state which has jurisdiction over Correspondent, or any regulatory or self-regulatory body which has jurisdiction over Correspondent,

(d) Fixed Price Offerings. Correspondent agrees that in making sales of securities, as part of a fixed price offering, it will comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretations with respect to Free-Riding and Withholding and under 2740 of NASD Conduct Rules.

(e) Customer Transactions. Correspondent represents that all orders and other transactions received by Southwest will be in accordance with their Customers' instruction. The parties hereto expressly agree that Southwest shall not be bound to any investigation into the facts surrounding any transaction that Correspondent may have with its Customers or other persons, nor shall Southwest be under any responsibility for compliance by Correspondent with any laws or regulations which may be applicable to Correspondent.

(f) Inquiries on Certificates. Southwest agrees to act as Correspondent's direct inquirer under the Lost and Stolen Securities Program under SEC Rule 17f-1. (17 CFR 240.17f-1).

(g) Compliance with Rules and Regulations. Correspondent shall comply with, and shall be responsible for complying with, all laws, rules and regulations to which it is subject, including but not limited to those promulgated by the SEC, the NASD and securities exchanges of which Correspondent is a member.

(h) Certain Expenses. Correspondent will not hold Southwest responsible for any of Correspondent's office expenses or operating costs. Correspondent will reimburse Southwest for any costs or expenses Southwest may incur in complying with any request by a court, or regulatory or self-regulatory agency or body for any documents, papers or data in any form pertaining to any matters relating to this Agreement. If Southwest deems it necessary to retain legal counsel to advise Southwest in connection with any matter governed by this Agreement, including but not limited to Southwest's manner of handling any transaction on behalf of Correspondent or a Customer, Correspondent will reimburse Southwest for the fees of such counsel.

(i) Option Transactions. Correspondent shall appoint a Registered Option Principal before handling option transactions. Correspondent shall comply with all requirements of the NASD and other regulatory bodies regarding the handling of option transactions.

(j) Correspondent Accounts. Correspondent shall be required to pay for securities purchased for its own Accounts on the settlement date. Notwithstanding the foregoing, Correspondent may finance any portion of the debit balance in a Correspondent Account under applicable stock exchange and Federal Reserve regulations. If such financing is extended by Southwest, Correspondent agrees to satisfy the debit balance of such Account upon demand by Southwest. Southwest shall charge interest on such debit balances at a rate set at the discretion of Southwest. Interest will be calculated by multiplying the average daily debit balance by the average interest rate (1/360 of the annual interest rate) times the number of days in the interest period. The rate of interest and method of calculation may be changed by Southwest automatically and without notice from time to time.

        Correspondent agrees to maintain in any Account which has a debit balance such positions and margins as may be required by applicable statutes, rules, regulations, procedures and customs, or as may be requested by Southwest from time to time. Any financing described in this Section 11(j) shall be subject to all other terms and provisions of this Agreement relating to obligations of the Correspondent to Southwest, including but not limited to being secured by the lien and security interest granted by Correspondent pursuant to Section 10(b) of this Agreement.

        In the case of an Event of Default, as defined below, all debit balances in any Correspondent Account, and interest thereon, shall bear interest at the highest lawful rate. An Event of Default shall be deemed to have occurred if (i) Correspondent fails to meet any call by Southwest for additional collateral to be deposited in a Correspondent Account; (ii) Correspondent fails to make payment of any debit balance in a Correspondent Account upon demand by Southwest; (iii) Correspondent becomes insolvent, makes an assignment for the benefit of creditors, applies for or consents to the appointment of a receiver, or institutes or has instituted against it any insolvency, reorganization, liquidation, dissolution or similar proceeding; (iv) a petition naming Correspondent as debtor shall be filed under the United States Bankruptcy Code; or (v) an attachment is levied against any Correspondent Account or Account in which Correspondent has an interest.

        Regardless of any provision of this Section 11(j), any other section of this Agreement or any other agreement between Southwest and Correspondent, all agreements between

        Southwest and Correspondent, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made in respect of an amount due from Correspondent to Southwest, shall the amount paid, or agreed to be paid, for the use, forbearance or detention of money loaned by Southwest to Correspondent exceed the maximum nonusurious rate of interest permitted to be charged under applicable law (the "Highest Lawful Rate"). If, as a result of any circumstance whatsoever, fulfillment of or compliance with any provision hereof or of any of such other agreements at the time performance of such provisions shall be due or at any other time shall involve exceeding the amount permitted to contracted for, taken, reserved, charged or received by Southwest under applicable usury law, then ipso facto, the obligation to be fulfilled or complied with shall be reduced to the limit prescribed by such applicable usury law, and if, from any such circumstance, Southwest shall ever receive interest or anything that might be deemed interest under applicable law which would exceed the Highest Lawful Rate, such amount which would be excess interest shall be applied to the reduction of the principal amount owing on the Correspondent Account in question or the amounts owing on other obligations of Correspondent to Southwest, or if such excessive interest exceeds the unpaid principal balance of any amount owing on other obligations of Correspondent to Southwest, such excess shall be refunded to Correspondent. All sums paid or agreed to be paid to Southwest shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full of the principal (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. Notwithstanding anything to the contrary contained in any agreement between Correspondent and Southwest, it is understood and agreed that if at any time the rate of interest which accrues on the outstanding balance of any indebtedness of Correspondent to Southwest shall exceed the Highest Lawful Rate, the rate of interest which accrues on the outstanding principal balance of any such indebtedness shall be limited to the Highest Lawful Rate, but any subsequent reductions in the rate of interest which accrued on the outstanding principal balance of any indebtedness shall not reduce the rate of interest which accrues on the outstanding principal balance of any indebtedness below the Highest Lawful Rate until the total amount of interest accrued on the outstanding principal of any indebtedness equals the amount of interest that would have accrued if such interest rate had been in effect at all times.

        In consideration for Southwest opening or maintaining one or more inventory Accounts for Correspondent, Correspondent agrees to allow Southwest at any time within the limitations imposed by applicable laws, rules and regulations, to pledge, hypothecate, and/or make deliveries with any and all securities in such Accounts, including fully paid and excess margin securities, without notice to Correspondent. Such securities will be segregated from other bona fide customers of Southwest in the event that they are pledged as collateral for bank loans. Without abrogating any of Southwest's rights under this Agreement and subject to any indebtedness of Correspondent to Southwest, Correspondent is entitled, upon demand, to receive delivery of fully paid for securities in Correspondent's inventory Accounts.

        The provisions of this Section 11(j) shall be construed in conjunction with the express terms and conditions of any separate applicable Account agreement(s) between Southwest and Correspondent.

(k) Forms BD and U4. Within thirty (30) days after the execution of this Agreement, Correspondent shall provide to Southwest a copy of Correspondent's Form BD, and copies of the Forms U4 for the principals and all registered employees of Correspondent, and copies of any other documents relating to Correspondent, its principals or employees that are available on the Central Registration Depository ("CRD"). Thereafter, within thirty (30) days after the hiring of any new employee, Correspondent shall provide to Southwest a copy of such new employee's Form U4 and other documents available on the CRD. Additionally, throughout the term of this Agreement, Correspondent shall promptly provide copies of any subsequent amendments of all Forms and other documents described in this Section 11(k).

(1) Advertising. Correspondent shall obtain Southwest's prior written consent before using Southwest's name or logo, or the name or logo of any affiliate of Southwest, in any advertising in print, broadcast, electronic or any other media. Without the express written consent of Southwest, Correspondent also shall not display the name or logo of Southwest or any of its affiliates on any Internet web page or other electronic advertising; nor shall Correspondent display on any such web page or electronic advertising, a hyperlink to or the Internet address of any web page or electronic advertising of Southwest or any of its affiliates


12.     TERMINATION OF AGREEMENT; TRANSFER OF ACCOUNTS

(a) Effectiveness. This Agreement shall commence to be effective on the date set forth on the signature page hereof, subject to any required approval by the NASD and other regulatory or self-regulatory agencies or bodies, and shall remain in effect as more fully described in Schedule A.

(b) Automatic Termination. In addition to any other provision for termination herein, this Agreement shall terminate immediately in the event that either Correspondent or Southwest ceases to conduct its business or that Southwest:

        (i)    is no longer registered as a broker/dealer with the SEC; or

        (ii)   is no longer a member in good standing of the NASD; or

        (iii) is suspended by any national securities exchange of which Southwest is a member for failure to comply with the rules and regulations thereof.

(c) Survival. Termination of this Agreement shall not affect Southwest's rights or liabilities relating to business transacted prior to the effective date of such termination. From the date of termination until transfer or delivery of all Customer and Correspondent Accounts, Southwest's rights and liabilities relating to business transacted after such termination shall be governed by the same terms as those set forth in this Agreement.

(d) No Obligation to Release. Southwest shall not be required to release to Correspondent any securities or cash held by Southwest for Correspondent in one or more Correspondent Accounts until any and all amounts owing to Southwest pursuant to the provisions of this Agreement are paid; and Correspondent's outstanding obligations hereunder to Southwest are determined, including determination of any disputed amounts, and satisfied, and any property of Southwest in the possession of Correspondent is returned to Southwest.

(e) Conversion of Accounts Upon Termination. In the event that this Agreement is terminated for any reason, it shall be Correspondent's responsibility to arrange for the conversion of Correspondent and Customer Accounts to another clearing broker. Correspondent will give Southwest notice (the "Conversion Notice") of.

        (i) the name of the broker that will assume responsibility for clearing services for Customers and Correspondent;

        (ii) the date on which such broker will commence providing such services;

        (iii) Correspondent's undertaking, in form and substance satisfactory to Southwest, that Correspondent's agreement with such broker provides that such broker will accept on conversion all Correspondent and Customer Accounts, then maintained by Southwest, and all positions of such Accounts; and

        (iv) the name of an individual within that organization who Southwest can contact to coordinate the conversion. The Conversion Notice shall accompany Correspondent's notice of termination or within thirty (30) days of the occurrence of an event specified in
               Section 12(b).

        If Correspondent fails to give the Conversion Notice to Southwest, Southwest may give to Customer such notice as Southwest deems appropriate of the termination of this Agreement and may make such arrangements as Southwest deems appropriate for transfer or delivery of Customer and Correspondent Accounts. In addition, Correspondent shall pay any costs incurred by Southwest as billed by any third party vendors such as transfer agents, etc.

(f) Other Transfers of Accounts. When Southwest receives a properly executed authorization to transfer a Customer Account from the receiving broker/dealer, Southwest shall promptly transfer the Customer Account to such receiving broker/dealer. Correspondent shall discontinue doing business in any Customer Account scheduled for transfer.

13.     CONFIDENTIALITY.

(a) Documents and Business Information. All agreements, documents, papers and data in any form, supplied by either party hereto concerning the disclosing party's business or any Customers shall be treated by the receiving party as confidential. To the extent such documents or data are retained by the receiving party, they shall be kept in a safe place and shall be made available to third parties only as authorized by the disclosing party in writing or pursuant to any order or request of a court or regulatory body having appropriate jurisdiction. The receiving party shall give the disclosing party prompt notice of the receipt by the receiving party of any such order or subpoena, unless prohibited from doing so by the issuing authority, which notice shall be given prior to the receiving party's compliance therewith. Such documents shall be made available by the receiving party for inspection and examination by the disclosing party's auditors, by properly authorized agents or employees of any regulatory bodies or commissions or by such other persons as the disclosing party may authorize in writing. Notwithstanding anything herein to the contrary, the disclosing party expressly authorizes the receiving party to supply any information requested relating to the disclosing party, its business, or Customers to any regulatory body having appropriate authority.

(b) Terms of Agreement. Correspondent agrees that it shall not disclose to any third party the terms and conditions of this Agreement, including but not limited to pricing information, except to the extent Correspondent is required to do so by the provisions of any law, rule or regulation, or in response to the order or request of a court or regulatory body having appropriate jurisdiction.

14.     EMPLOYEES

        Neither party will solicit, engage in negotiations to employ, or employ any person who is, or within the preceding twelve (12) months has been, employed by the other party, without first obtaining such other party's express written consent.

15.     NOTICE TO CUSTOMERS

        Subject to the requirements of the NASD Rules of Fair Practice, Correspondent shall provide to each Customer upon the opening of a Customer Account, in a manner which is reasonably acceptable to Southwest, a written notice which shall be furnished by Southwest describing the general nature of the services being performed by Southwest in accordance with this Agreement.

16.     CUSTOMER COMPLAINT PROCEDURES

        Correspondent will be responsible for the initial handling of all Customer complaints. Any Customer who initiates a complaint with Southwest will be referred by Southwest to Correspondent. If any such complaint is based upon an alleged act or failure to act by Southwest, Correspondent will notify Southwest promptly of such complaint and the basis therefor; and will consult with Southwest. And the parties will cooperate in determining the validity of such complaint and the appropriate action to be taken.

17.     REMEDIES CUMULATIVE

        The enumeration herein of specific remedies shall not be exclusive of any other remedies. Any delay or failure by any party to this Agreement to exercise any right, power, remedy or privilege herein contained, or now or hereafter existing under any applicable statute or law, shall not be construed to be a waiver of such right, power, remedy or privilege, nor to limit the exercise of such right, power, remedy or privilege, nor shall it preclude the further exercise thereof or the exercise of any other right, power, remedy or privilege.

18.     GUARANTEE

        The corporation or indiviual(s) who guarantee the obligations of Correspondent under this Agreement by executing the signature lines designated for such purpose at the end of the Agreement (the "Guarantor(s)"), in consideration of Southwest's entering into the Agreement do(es) hereby personally guarantee(s) (jointly and severally, if more than one) the performance by Correspondent of the provisions of this Agreement (including without limitation the indemnification provisions of Section 10) and shall promptly pay any amount that is not paid by Correspondent to Southwest under this Agreement. This is an absolute, unconditional and unlimited guarantee of payment and may be proceeded upon by Southwest or a Southwest Indemnified Person before filing any action against Correspondent or after any action against Correspondent has been commenced. Guarantor(s) grant(s) to Southwest a first lien and security interest in any and all money and securities of Guarantor(s) held by Southwest. Southwest shall have the unlimited right to set-off any amounts owed to it by Correspondent or a Guarantor(s) against any obligation of Southwest to any Guarantor(s). Southwest also shall have the absolute and unlimited right to sell, transfer, or liquidate any of the assets in any of Guarantor(s)' accounts with Southwest for any amounts owed to it by Correspondent or a Guarantor(s). The obligations of Guarantor(s) shall not be discharged or impaired or otherwise affected by the failure of Southwest or a Southwest Indemnified Person to assert, claim, demand or enforce any remedy under this Agreement, nor by waiver, modification or amendment of this Agreement or any compromise, settlement or discharge of obligations of Correspondent under this Agreement, or any release or impairment of any collateral by Southwest or a Southwest Indemnified Person.

19.     LIMIT ON LIABILITY; NO CONSEQUENTIAL DAMAGES

        In any action by Correspondent against Southwest for any claim arising out of the relationship created by this Agreement, Southwest shall only be liable to Correspondent in cases of negligence or willful misconduct, and in such cases Southwest shall only be liable for the amount or actual monetary losses suffered by Correspondent. Correspondent shall not, in any such action or proceeding or otherwise, assert any claim against Southwest for consequential damages on account of any loss, cost, damage or expense which Correspondent may suffer or incur related to transactions in connection with this Agreement or otherwise.


20.     MISCELLANEOUS

(a) Modification. Except as otherwise expressly provided herein, this Agreement may be modified only by a writing signed by both parties to this Agreement. Such modification shall not be deemed as a cancellation of this Agreement. Subject to the NASD Rules of Fair Practice and other applicable rules and regulations, this Agreement and all modifications may be required to be submitted to the NASD and other regulatory or self-regulatory agencies or bodies prior to effectiveness. It is expressly understood that services cannot be provided under this Agreement until such approval, if required, is received.

(b) Assignment. This Agreement shall be binding upon all successors, assigns or transferees of both parties hereto irrespective of any change with regard to the name or of the personnel of Correspondent or Southwest. Any assignment of this Agreement shall be subject to the requisite review and/or approval of any regulatory or self-regulatory agency or body whose review and/or approval must be obtained prior to the effectiveness and validity of such assignment. No assignment of this Agreement shall be valid unless the non-assigning party, in its sole discretion, consents to such an assignment in writing. Notwithstanding the foregoing, Southwest, upon giving written notice to Correspondent, may assign it rights and obligations under this Agreement to any entity that purchases a majority of the stock or assets of Southwest or of any of Southwest's subsidiaries or affiliates, to any majority-owned subsidiary that Southwest may create or to any entity directly or indirectly controlled by, controlling or under common control with Southwest, and an assignment by Southwest to any such party will be deemed valid and enforceable in the absence of any consent from Correspondent. Neither this Agreement nor any operation hereunder is intended to be, shall not be deemed to be, and shall not be treated as a general or limited partnership, association, or joint venture or agency relationship between Correspondent and Southwest.

(c) Choice of Law. The construction and effect of every provision of this Agreement, the rights of the parties hereunder and any questions arising out of the Agreement, shall be subject to the statutory and common law of the State of Texas, without regard to the choice of law provisions thereof.

(d) Severability. If any provision or condition of this Agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body with appropriate jurisdiction, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

(e) Notice. For the purposes of any and all notices, consents, directions, approvals, restrictions, requests or other communications required or permitted to be delivered hereunder, Southwest's address shall be:

               Southwest Securities, Inc.
               1201 Elm Street
               Suite 3500
               Dallas, Texas 75270
               Attention: William D. Felder, Senior Executive Vice President

        And Correspondent's address shall be:

               All-Tech Investment Group, Inc.
               -------------------------------
               160 Summit Ave.
               -------------------------------
               Montvale, NJ 07645
               -------------------------------
               Attention: Mark Shefts
                          --------------------


        Either party may provide notice or change its address for notice purposes by giving written notice pursuant to registered or certified mail, return receipt requested, addressed to the other party at its address for notice.
                                       22

(f) Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute a single agreement. When each party has executed and delivered to the other a counterpart, this Agreement will become binding on both parties, subject only to any required approval by the NASD.


MADE AND EXECUTED THIS 15th  DAY OF   July, 1997.


SOUTHWEST SECURITIES, INC.



By:/s/ William D. Felder
   ----------------------
   William D. Felder
   Senior Executive Vice President

All-Tech Investment Group,Inc.
------------------------------
CORRESPONDENT:

By: /s/ Mark Shefts
   ------------------
Name: Mark Shefts
     ----------------
Title: President
      ---------------

[letterhead]                                                August 4, 1997

Mr. William Felder
Southwest Securities, Inc.
1201 Elm St., Suite 3500
Dallas, TX 75270

Dear Bill:

             We have agreed that Paragraph 7(b) of that certain Fully Disclosed Clearing Agreement between Southwest Securities, Inc. and All-Tech Investment Group, Inc. executed July 15, 1997 shall be amended to insert the word "particular" between the words "any" and "transaction" appearing in the penultimate line thereof.

             Please indicate the agreement of Southwest that the foregoing accurately sets forth our understanding by signing the duplicate copy of this letter enclosed herewith and returning it to me.

                                                 Very truly yours,

                                                 ALL-TECH INVESTMENT GROUP, INC.


                                                 By/s/Mark Shefts
                                                   -----------------
                                                   Mark Shefts, President

Accepted and Agreed:

SOUTHWEST SECURITIES, INC.


By/s/William D. Felder
  ------------------
  William Felder

SCHEDULE A -- Schedule of Commissions and Charges

SCHEDULE B -- Schedule of Clearing Charges for Exchange and Nasdaq Listed
              Securities




* The Company has filed a request with the Securities & Exchange Commission for confidential treatment of the fee Schedules. Accordingly, the schedules have been ommitted, however, they have been separately filed with the Commission pursuant to the Company's confidentiality request.